UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)
27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)
(248) 946-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Executive Salary Adjustments
     On May 8, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of ITC Holdings Corp. (the “Company”) approved changes to the base salaries of certain of the Company’s executive officers, effective May 12, 2008. In making these salary adjustments, the Committee considered the performance of each individual, growth in his or her job responsibilities and the continued growth of the Company. The Committee also took into account the results of a benchmarking analysis conducted by its compensation consultant, which showed that the Company’s executive officer salaries appreciably trailed benchmarked levels. The salary adjustments were made as the second adjustment of a three year plan to phase in salary levels that place the Company’s executive officer salaries at benchmarked levels consistent with the objectives of its compensation program. The changes were as follows:

Name	Title	Prior Salary	New Salary
Linda H. Blair	Executive Vice President and Chief Business Officer	$264,000	$344,000
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$264,000	$344,000
Edward M. Rahill	Senior Vice President – Finance and Chief Financial Officer	$250,000	$280,000
Daniel J. Oginsky	Vice President and General Counsel	$198,000	$228,000

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 13, 2008

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky Daniel J. Oginsky
Its:	Vice President and General Counsel